WINTRUST FINANCIAL
CORPORATION
727 North Bank Lane, Lake Forest,
Illinois 60045


FOR IMMEDIATE RELEASE
---------------------
February 4, 2003


FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President/CEO - Wintrust Financial Corporation,
(847) 615-4096
David A. Dykstra, Senior EVP/COO - Wintrust Financial Corporation,
(847) 615-4096
James P. Richter, Managing Director - Lake Forest Capital Management,
(847) 295-4072
Robert L. Meyers, Managing Director - Lake Forest Capital Management,
(847) 295-4075
S. A. Lincoln, Managing Director - Lake Forest Capital Management,
(847) 295-4074


              WINTRUST FINANCIAL CORPORATION COMPLETES ACQUISITION
              ----------------------------------------------------
                   OF LAKE FOREST CAPITAL MANAGEMENT COMPANY
                   -----------------------------------------

         LAKE FOREST, ILLINOIS - Wintrust Financial Corporation (Wintrust) (Nasdaq: WTFC) announced today the completion of its previously announced acquisition of Lake Forest Capital Management Company. Lake Forest Capital Management, based in Lake Forest, Illinois, is a 21-year old well-respected asset manager with approximately $300 million in assets under management. Clients include high net worth individuals, corporations, foundations, endowments and public entities. Lake Forest Capital Management is a Registered Investment Adviser and delivers its products and services with a highly personalized approach customized to client needs. Lake Forest Capital Management will retain its name and has been merged into and will operate as a separate division of Wayne Hummer Asset Management Company, Wintrust's existing asset management subsidiary.

         Edward J. Wehmer, President and CEO of Wintrust, and James P. Richter, one of Lake Forest Capital Management's Managing Directors, concurred that "This transaction is exciting for both companies. The customers of Wintrust will benefit from the dedicated and highly experienced management team of Lake Forest Capital Management, while the Lake Forest Capital Management clients will benefit from the increased depth of products and services available to them. Both firms recognize that the clients' interests always come first. "

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         The full  terms  of the  transaction  are not  being  disclosed  by the parties; however, the initial consideration paid by Wintrust included a combination of Wintrust's common stock, warrants to acquire Wintrust common
stock  and  cash.  Wintrust  could  pay  additional  contingent   consideration,
consisting of cash and/or common stock, upon the attainment of certain performance measures over the next four years. The common stock was issued at fair market value as determined in accordance with the merger agreement. The shares issued in the transaction will not be registered under the Securities Act of 1933 and will be restricted until a resale registration statement is filed, which is expected to be completed in the first quarter of 2003, and declared effective by the Securities and Exchange Commission.

         Wintrust is a $3.7 billion financial holding company whose common stock is traded on the Nasdaq Stock Market(R). Its seven suburban Chicago community bank subsidiaries, each of which was founded as a de novo bank since December 1991, are located in high income retail markets -- Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company and Northbrook Bank & Trust Company. The banks also operate facilities in Lake Bluff, Highland Park, Hoffman Estates, Highwood, Glencoe, Winnetka, Clarendon Hills, Western Springs, Skokie, Wauconda, McHenry and Riverside, Illinois. Currently, Wintrust operates a total of 32 banking offices and is in the process of constructing several additional branch facilities.

           Additionally, the Company operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers' trust and investment needs at each banking location. Tricom, Inc. of Milwaukee provides short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients located primarily in the Midwest. Focused Investments LLC is a broker-dealer that provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Wayne Hummer Asset Management Company provides money management and investment advisory services to individuals, institutions and public entities as well as the Wayne Hummer Companies' four proprietary mutual funds. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.


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                           Forward-Looking Information
                           ---------------------------

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the integration of Lake Forest Capital Management Company with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related pricing of asset management products, slower than anticipated development and growth of Lake Forest Capital Management Company's business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, unforeseen changes in the securities and asset management industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.



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